PLEDGE AGREEMENT


           PLEDGE AGREEMENT, dated as of February 4, 1997, by Fidenas International Limited, L.L.C., a New Jersey limited liability company
(the "Pledgor") in favor of TM Capital Corp., a Delaware corporation, the Settlement Agent (as defined in that certain Stipulation of Settlement and Order (the "Stipulation"), approved pursuant to an Order of the United
States District Court for the District of New Jersey, Honorable Nicholas H. Politan (the "Court"), dated November 19, 1996 (a copy of the Stipulation is annexed hereto as Exhibit A)), acting as collateral agent hereunder
(in such capacity, the "Collateral Agent") in the manner and to the extent described in the Stipulation for the benefit of Petra Stelling, a German citizen residing in Switzerland, Thomas Hackett, as Official Liquidator of Fidenas International Bank Limited, a Bahamian banking company, Barclays Bank PLC, a corporation organized under the laws of the United Kingdom ("Barclays" and, collectively, the "Creditors") and Geoffrey P. Jurick, a German citizen residing in Hong Kong ("Jurick").

                      W I T N E S S E T H:

           WHEREAS, the Pledgor, Jurick, Emerson Radio Corp., a Delaware Corporation ("Emerson"), the Creditors, Elision International, Inc., a Utah corporation ("Elision"), GSE Multimedia Technologies, Inc. (formerly known as
GSE Electronic Systems, Inc.), a Delaware corporation ("GSE") and Wayne J. Aranha, as Official Liquidator of Fidenas Investment Limited, a Bahamian company, are parties to the Stipulation;

           WHEREAS, pursuant to paragraph 1(a) of the Stipulation, (i) Jurick, the Pledgor, Centralinvest S.A. and Pentland Finance Limited are jointly and severally liable to the Creditors for the payment of the aggregate sum of $49.5 million (the "Settlement Amount"), in accordance with the terms thereof; (ii) to the extent set forth in the Consent Judgments described in the Stipulation, GSE is jointly and severally liable to Barclays for the payment of $1,835,423.26; and (iii) subject to the provisions of the Stipulation, Jurick will be paid the sum of $3.5 million solely from the proceeds of the sale of the Emerson Shares (as defined in the Stipulation) (the "Jurick Payment" and, together with the Settlement Amount, the "Aggregate Amount");

           WHEREAS, pursuant to the terms of the Stipulation, some or all of the Emerson Shares shall be sold and the proceeds shall be applied to, among other things, the payment of the Aggregate Amount;

           WHEREAS, in accordance with paragraph 2 of the Stipulation, the Emerson Shares shall secure the payment of the Settlement Amount to the Creditors on a first priority basis, and, on a subordinated basis and subject to the provisions of the Stipulation, shall secure the payment of the Jurick Payment to Jurick;

           WHEREAS, in order to induce the Creditors to execute and deliver the Stipulation, the Pledgor has agreed to the pledge of the Emerson Shares as collateral security for the Pledge Obligations and the Subordinated Pledge Obligations (each as defined below);

          WHEREAS, the Stipulation requires that the Pledgor execute and deliver to the Collateral Agent this Pledge Agreement; and

           WHEREAS, the Pledgor desires to execute this Pledge Agreement to satisfy the requirement described in the preceding paragraph and to induce the Creditors to accept the payment of the Settlement Amount in order to resolve all claims described in the Stipulation and, except as specifically provided therein, all other pending litigation among the parties thereto and all potential claims by, between and among the parties described therein and in Exhibit B thereto.

           NOW, THEREFORE, in consideration of the foregoing, the Pledgor hereby covenants and agrees with the Collateral Agent as follows:

           SECTION 1. DEFINITIONS. Except as otherwise provided herein, all terms used herein which are defined in the Stipulation shall have the same meanings herein as therein defined. As used in this Pledge Agreement, the following terms shall have the following meanings, such meanings to be equally applicable to both the singular and plural forms of the terms defined:

          "Collateral" shall have the meaning assigned to such term in Section 2 hereof.

           "Pledge Agreement" shall mean this Pledge Agreement, as the same may be modified, supplemented or amended from time to time.

           "Pledge Obligations" shall have the meaning assigned to such term  in
Section 3 hereof.

           "Pledged Stock" shall mean and include all of the Emerson Shares, and any and all shares, stock certificates, options, dividends or rights paid or issued by Emerson in respect of, in substitution of or in exchange for any such shares, and any and all proceeds thereof, whether now or hereafter owned or acquired.

           "Subordinated Pledge Obligations" shall have the meaning assigned to such term in Section 3 hereof.

           SECTION 2. PLEDGE. To secure the payment of the Pledge Obligations and the Subordinated Pledge Obligations in accordance with the Stipulation, the Pledgor hereby pledges to the Collateral Agent, and grants to the Collateral Agent a security interest in the Pledged Stock owned by the Pledgor and registered in the name of the Pledgor on Emerson's books and records and all certificates representing such Pledged Stock and all dividends, distributions, cash, instruments and other property or payments from time to time received, receivable or otherwise distributed in payment of, in respect of or in exchange for any or all of the Pledged Stock (collectively, the "Collateral").

           SECTION 3. SECURITY FOR OBLIGATIONS. The Collateral secures the payment in full of the Settlement Amount on a first priority basis (the "Pledge Obligations") and, on a subordinated basis as set forth in paragraph 2(a) of the Stipulation and subject to the provisions of the Stipulation, the Collateral also secures the payment in full of the Jurick Payment (the "Subordinated Pledge Obligations").

           SECTION 4. DELIVERY OF PLEDGED COLLATERAL; PERFECTION. (a) All certificates or instruments representing or evidencing the Pool A Shares shall be delivered to and held by the Collateral Agent pursuant to the Stipulation and this Pledge Agreement and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. All certificates or instruments representing or evidencing the Pool B Shares shall be delivered to and held by the Office of the Clerk of the Court, as the bailee and agent of the Collateral Agent, and shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. Pursuant to paragraph 1 of the Stipulation, if at any time it becomes unnecessary (whether as a result of waiver, amendment, modification, payment or redemption or other change in circumstances with respect to the Indenture or the Senior Credit Agreement) for the Court to hold any or all of the Pool B Shares in custody, then it is the intention of the parties that, in accordance with the Stipulation, such shares will (i) immediately be delivered to the Collateral Agent, together with duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent, and (ii) become part of the Pool A Shares.

          (b) For purposes of perfecting the security interest and lien granted hereunder and pursuant to the Stipulation and the Uniform Commercial Code, the Collateral Agent acknowledges that (i) it holds, and will continue to hold, the Pool A Shares as Collateral Agent, (ii) the Office of the Clerk of the Court holds, and will continue to hold, the Pool B Shares as the Collateral Agent's bailee and agent for such purposes, and (iii) each has received a copy of the Stipulation, which constitutes written notification of such security interest in and lien upon the Collateral granted by the Pledgor to the Collateral Agent hereunder and pursuant to the Stipulation.

           SECTION 5. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

                (a) It is a limited liability company, validly existing and in good standing under the laws of the jurisdiction of the State of New Jersey and has all requisite power and authority, corporate or otherwise, to conduct its business and to own its properties and to execute and deliver, and to perform all of its obligations under, this Pledge Agreement;

                (b) The execution, delivery and performance of this Pledge Agreement have been duly authorized by all necessary action on the part of the Pledgor, and do not and will not (i) require any other consent or approval of its members, (ii) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it,
          (iii) result in a breach of, result in a mandatory prepayment or acceleration of any indebtedness evidenced or secured by, or constitute a default under, any indenture or loan or credit agreement, or any other agreement, lease or instrument to which the Pledgor is a party or by which its properties may be bound or affected; and the Pledgor is not in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument, or (iv) result in (except as contemplated by this Pledge Agreement and the Stipulation) or require the creation or imposition of any lien or security interest of any nature upon or with respect to any of the properties or assets now owned or hereafter acquired by the Pledgor;

                (c) The Pledged Stock has been duly authorized and validly issued and is fully paid and non-assessable;

                (d) As of the Effective Date, the Pledgor will be the legal and beneficial owner of the Collateral free and clear of all mortgages, pledges, security interests, liens, encumbrances or charges of any kind whatsoever except for (i) the security interest granted pursuant to the Stipulation and this Pledge Agreement, (ii) the restrictions on the exercise of voting power with respect to such shares set forth in the Indenture, and the Senior Credit Agreement, and (iii) all other similar restrictions, all of which are set forth on Schedule I to the Stipulation (collectively, the "Permitted Liens");

               (e)  Assuming that the Collateral Agent has received no notice of any adverse claim with respect to the Pledged Stock, then the execution and delivery of this Pledge Agreement and the delivery to, and possession of, the Pledged Stock by the Collateral Agent (or its bailee) will result in the creation and perfection of a valid first priority security interest in the Collateral, securing (i) the payment of the Pledge Obligations and (ii) on a subordinated basis as set forth in paragraph 2 of the Stipulation and subject to the provisions of the Stipulation, the payment of the Subordinated Pledge Obligations;

               (f) No authorization, consent, approval, or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor or
          (ii) for the exercise (upon the termination of the Stipulation pursuant to paragraph 11(b) thereof, unless the Court otherwise directs, in accordance with Section 7(c) hereof) by the Collateral Agent of the voting or other rights provided for in this Pledge
          Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement (except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally); and

                (g) The Pledged Stock is comprised of 29,152,542 shares of the 40,252,772 shares of the issued and outstanding Emerson common stock and, except for Jurick's existing options to purchase shares of Emerson common stock described in paragraph 8(b) of the Stipulation, and as reflected in the quarterly and annual reports filed by Emerson in accordance with the Securities Act, no rights exist in favor of any party, including the Pledgor, to acquire any other equity securities of Emerson.

          All representations, warranties and covenants of the Pledgor contained in this Pledge Agreement shall survive the execution, delivery and performance of this Pledge Agreement.

           SECTION 6. FURTHER ASSURANCES. The Pledgor agrees that from time to time, at its expense, the Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary or desirable, or that the Collateral Agent may request in its discretion reasonably exercised, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral.

           SECTION 7. VOTING RIGHTS; DIVIDENDS; ETC. (a) So long as all or any portion of the Pledge Obligations or the Subordinated Pledge Obligations remain unpaid and (x) any Pool A Shares are held by the Collateral Agent or any Pool B Shares are in the custody of the Court, and (y) the Stipulation has not been terminated pursuant to paragraph 11(b) thereof:

                    (i) The Pledgor shall retain the right to vote with respect to all of the Emerson Shares, subject to the provisions of paragraph 4 of the Stipulation; and

                     (ii) Any and all dividends and other distributions paid in respect of the Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of the Pledgor, and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary endorsement).

           (b) Upon the sale of any Emerson Shares to a third party in accordance with this Pledge Agreement, the Stipulation or a subsequent order of the Court, the voting rights shall be transferred to the purchaser of such shares without the restrictions set forth in paragraph 4 of the Stipulation and the security interest and lien granted hereunder shall terminate and attach to the proceeds thereof.

           (c) In the event that the Stipulation is terminated pursuant to paragraph 11(b) thereof prior to the payment in full of the Pledge Obligations and the Subordinated Pledge Obligations, unless the Court otherwise directs, (i) all rights of the Pledgor to exercise the voting rights with respect to the Pool A Shares which it would otherwise be entitled to exercise pursuant to Section 7(a)(i) hereof shall automatically and immediately cease and all such rights shall thereupon become vested in the Collateral Agent who shall thereupon have the sole right to exercise such voting rights in accordance with written instructions signed by each of the Creditors; and (ii) all such voting rights of the Pledgor with respect to the Pool B Shares shall cease and become vested in the Collateral Agent who shall exercise such voting rights in accordance with written instructions signed by each of the Creditors only upon order of the Court.

           SECTION 8. TRANSFERS AND OTHER LIENS. The Pledgor agrees that it will not (i) sell, transfer, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, or (ii) create or permit to exist any mortgages, pledges, security interests, liens, encumbrances or charges of any kind whatsoever with respect to the Collateral, except for Permitted Liens.

           SECTION 9. RELEASE OF PLEDGED STOCK. The Pledged Stock (or the relevant portion thereof, as the case may be) shall be automatically released from pledge hereunder upon the earlier to occur of (i) the sale thereof, in whole or in part, to a third party in accordance with this Pledge Agreement, the Stipulation or a subsequent order of the Court, and (ii) the payment in full of the Pledge Obligations, the Subordinated Pledge Obligations and reimbursement of any amounts paid by Emerson in accordance with paragraph 3(g) of the Stipulation. The proceeds of any sale of any Emerson Shares to a third party shall be distributed in accordance with paragraphs 3(f) and (g) of the
Stipulation. Upon payment in full of the Pledge Obligations and the Subordinated Pledge Obligations to the Creditors and Jurick (subject to the provisions of the Stipulation) and reimbursement of amounts paid by Emerson in accordance with paragraph 3(g) of the Stipulation, any Pledged Stock or other Collateral remaining in the possession of the Collateral Agent or in the custody of the Court, including any proceeds of the Emerson Shares in excess of the Pledge Obligations, the Subordinated Pledge Obligations and any such amounts to be reimbursed, shall be returned to the Pledgor or its designee, unless otherwise required by law, by the Collateral Agent and/or the Office of the Clerk of the Court, as the case may be. The security interest and lien granted pursuant hereto and pursuant to the Stipulation shall be deemed released upon such payment in full.

          SECTION 10. COLLATERAL AGENT APPOINTED ATTORNEY-IN-FACT. The Pledgor hereby irrevocably appoints the Collateral Agent its attorney-in-fact (which appointment shall be irrevocable while the Pledge Obligations and the Subordinated Pledge Obligations remain outstanding and shall be deemed coupled with an interest), with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, to take any action not inconsistent with this Pledge Agreement and the Stipulation and to execute any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Pledge Agreement or the Stipulation, PROVIDED, however, that, unless the Court otherwise directs, the Collateral Agent will not exercise any of its rights under Section 12 hereof except upon the termination of the Stipulation pursuant to paragraph 11(b) thereof prior to the payment in full of the Pledge Obligations and the Subordinated Pledge Obligations.

           SECTION 11. COLLATERAL AGENT'S DUTIES. The powers conferred on the Collateral Agent hereunder are solely to protect the interests of the Collateral Agent in the Collateral and shall not impose any duty upon it insofar as concerns the Pledgor to exercise any such powers. The Collateral Agent shall neither be responsible nor liable to the Pledgor for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located regardless of the cause thereof unless the same shall happen through gross negligence or willful misconduct of the Collateral Agent. The Collateral Agent shall not, under any circumstances or any event whatsoever, have any liability to the Pledgor for any error or omission or delivery of any kind made in the settlement, collection or payment of any of the Collateral or any instrument received in payment therefor or for any damage resulting therefrom other than as a result of such gross negligence or willful misconduct.

           SECTION 12. REMEDIES. If the Stipulation is terminated pursuant to paragraph 11(b) thereof prior to the payment in full of the Pledge Obligations and the Subordinated Pledge Obligations, unless the Court otherwise directs:

                     (a) The Collateral Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code (subject to applicable securities laws) and may without notice, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as may be commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of any of the Collateral by reason of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                     (b) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral under this Section 12 shall be applied, in whole or in part, by the Collateral Agent, unless the Court otherwise directs, as follows:

                FIRST, to the payment to the Creditors of any and all amounts owed to the Creditors in respect of the Pledge Obligations; and

                SECOND, to the payment to Jurick of any and all amounts owed to Jurick in respect of the Subordinated Pledge Obligations.

          Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full of the Pledge Obligations and the reimbursement of expenses incurred by Emerson shall be paid over to the Pledgor or its designee, unless otherwise required by law.

           SECTION 13. SECURITIES LAWS; REGISTRATION RIGHTS. (a) In the event that the Stipulation is terminated pursuant to paragraph 11(b) thereof prior to the payment in full of the Pledge Obligations and the Subordinated Pledge Obligations, the Court shall make a determination, based on the totality of the circumstances, as to the extent to which the provisions of this Section 13 shall apply and, to the extent that the Court determines that the provisions of this
Section 13 shall apply in such an event, such provisions shall, to the extent inconsistent therewith, supersede the provisions of the Registration Rights Agreement attached as Exhibit E to the Stipulation with respect to any sale of the Pledged Stock pursuant to this Pledge Agreement.

           (b) The Pledgor understands that questions under the Securities Act may arise from the sale by the Collateral Agent of the Pledged Stock pursuant to the terms of this Section 13. The Pledgor further understands that compliance with the Securities Act may require strict limitations as to what the Collateral Agent could do if it were to attempt to dispose of all or any part of the Pledged Stock pursuant to this Section 13 and may also limit the extent to which or the manner in which any subsequent transferee of any Pledged Stock may dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or any part of the Pledged Stock under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. The Pledgor further understands that, in the absence of an agreement to the contrary, the Collateral Agent may be held to have certain general duties and obligations to the Pledgor to make some effort toward obtaining a fair price even though the Pledge Obligations may be paid in full through realization of a lesser price. Because the Pledgor clearly understands that the Collateral Agent is not to have any such general duty and obligations, the Pledgor has agreed, and does hereby agree, that, under circumstances in which the Collateral Agent is entitled to sell all or any part of the Pledged Stock pursuant to this Section 13, the Pledgor shall not attempt to hold it responsible for selling all or any part of the Pledged Stock at an inadequate price even if the Collateral Agent accepts the first offer received or does not approach more than one possible purchaser. Without limiting the generality of the foregoing, this agreement would apply if, for instance, the Collateral Agent were to place all or any part of the Pledged Stock for private placement with an investment banking firm, or if such investment banking firm purchased all of any part of such securities for its own account, or if the Collateral Agent placed all or any part of such securities privately with a purchaser or purchasers.

           (c) The Pledgor and Emerson each agree that, upon the termination of the Stipulation pursuant to paragraph 11(b) thereof prior to the payment in full of the Pledge Obligations and the Subordinated Pledge Obligations, if for any reason the Collateral Agent desires to sell any securities constituting Collateral at a public or private sale, to the extent that the Court so directs, Emerson will (consistent with its obligations under the provisions of the Stipulation, including (without limitation) paragraph 7(b)(v) thereof and Exhibit E thereto):

           (i) use its best efforts to cause such securities to be registered under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectus which, in the opinion of counsel for the Collateral Agent or the Advisor in accordance with a Court-approved Marketing Plan or any Court-approved amendment thereto, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto;

          (ii) indemnify, defend and hold harmless the Collateral Agent and the Advisor and any underwriter acting on behalf of any of them from and against all losses, liabilities, expenses, costs, reasonable fees and disbursements of counsel, and claims (including the reasonable costs of investigation) which they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to Emerson by the Collateral Agent, the Advisor or the underwriter expressly for use therein;

           (iii) use its best efforts to qualify such securities under any applicable state securities or "Blue Sky" laws and to obtain all necessary governmental approvals for the sale of such securities, as requested by the Collateral Agent;

          (iv) if necessary, use its best efforts to make available to its security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; and

          (v) use its best efforts to do or cause to be done all such other acts and things as may be necessary to make such sale of securities or any part thereof valid and binding and in compliance with applicable law.

Nothing in this paragraph (c) shall in any way alter the rights of the Collateral Agent or the agreements of the Pledgor under paragraph (b) above. The Pledgor acknowledges that there is no adequate remedy at law for its failure to comply with the provisions of this Section 13 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreement contained in this Section 13 may be specifically enforced.

           (d) In the event of a registration of any of the Pledged Collateral pursuant to the provisions hereof, each of the Lead Parties (other than Emerson), the Advisor and/or the Settlement Agent (each an "Indemnifying Person") will severally, and not jointly, indemnify and hold harmless Emerson from and against all losses, liabilities, expenses, costs, reasonable fees and disbursements of counsel, and claims to which Emerson may become subject under the Securities Act, the Exchange Act (each as defined in the Indenture) or otherwise, but only insofar as such losses, liabilities, expenses, costs, counsel fees and disbursements and claims arise directly out of or are based solely upon any untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in any registration statement or prospectus with respect to the Pledged Collateral and any amendment or supplement thereto or any document incorporated by reference therein, or arise directly out of or are based solely upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission has been made or incorporated therein in reliance upon and in conformity with written information furnished to Emerson by such Indemnifying Person specifically stating that it is for use in the preparation thereof.

          SECTION 14. ACTION BY THE COLLATERAL AGENT. (a) The Collateral Agent may carry out any of its duties under this Pledge Agreement by or through its agents, officers or employees. Neither the Collateral Agent nor any of its agents, officers or employees shall be (i) liable to the Pledgor or the Creditors or Jurick for any action taken or omitted to be taken by it or them in good faith, (ii) responsible for the consequence of any oversight or error of judgment or (iii) answerable for any loss unless any of the foregoing shall happen through its or their gross negligence or willful misconduct.

          (b) Whenever the Collateral Agent may deem it necessary or prudent in order either to conform to any law of any jurisdiction in which all or any part of the Collateral shall be situated or to exercise any of its rights under this Pledge Agreement, the Pledgor shall execute and deliver a supplemental agreement and all other instruments and agreements necessary or proper to constitute another bank or trust company to act hereunder, in any such case with such powers as may be provided in such supplemental agreement, and to vest in such bank or trust company any property, title, right or power of the Collateral Agent deemed necessary or advisable by the Collateral Agent.

          SECTION 15. SECURITY INTEREST ABSOLUTE. All rights of the Collateral Agent, the security interest hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Pledge Obligations or the Subordinated Pledge Obligations.

          SECTION 16. AMENDMENTS; ETC. No amendment or waiver of any provision of this Pledge Agreement, nor any consent to any departure by the Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            SECTION 17. ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and shall be given in the manner and to the parties set forth in paragraph 17 of the Stipulation with the addition of:

               TM Capital Corp.
               One Battery Park Plaza, 35th Floor
               New York, New York 10004
               Attn: Mr. Gregory Robertson
               FAX: (212) 809-1450

               with a copy to:

               Pepper, Hamilton & Scheetz
               3000 Two Logan Square
               Eighteenth and Arch Streets
               Philadelphia, Pennsylvania 19103
               Attn: James Epstein, Esq.
               FAX: (215) 981-4750

           SECTION 18. CONTINUING SECURITY INTEREST. This Pledge Agreement shall create a continuing security interest in the Collateral as herein provided and shall (i) remain in full force and effect until payment in full of the Pledge Obligations and the Subordinated Pledge Obligations, (ii) be binding upon the Pledgor, its heirs, successors and assigns, and (iii) inure, together with the rights and remedies of the Collateral Agent, its successors, transferees and assigns. Upon the payment in full of the Pledge Obligations and the Subordinated Pledge Obligations, the security interest and lien granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor or its designee, unless otherwise required by law. The Pledgor shall be entitled to the return of the Collateral, to the extent not sold or otherwise applied pursuant to the terms hereof, against its receipt and upon its payment of the reasonable expenses of the Collateral Agent in connection therewith. Upon any such termination, the Collateral Agent will, at the Pledgor's expense, execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination but without recourse to or warranty by the Collateral Agent.

            SECTION  19.   EFFECTIVE  DATE;  GOVERNING  LAW.        THIS  PLEDGE
AGREEMENT SHALL BECOME EFFECTIVE ON THE EFFECTIVE DATE AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW JERSEY.

          SECTION 20. WAIVER OF JURY TRIAL. It is the intention of the parties that, to the fullest extent permitted by law, any action or proceeding arising out of or relating to this Pledge Agreement, the Stipulation or the other documents contemplated thereunder, or for recognition or enforcement of any judgment, shall be submitted to and heard by the Court sitting without a jury. Notwithstanding the foregoing, the Pledgor hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Pledge Agreement or the Stipulation or the other documents or the transactions contemplated thereby whether or not such litigation shall be heard by the Court. Each party hereto (a) certifies that no representative, agent or attorney of any other party would, in the event of litigation, seek to enforce the foregoing waiver, and (b) acknowledges that it and the other parties hereto have been induced to enter into this Pledge Agreement and the Stipulation and the other documents contemplated thereunder, as applicable, by, among other things, the mutual waivers and certifications contained in this Section 20.

           SECTION 21. SEVERABILITY. In the event any one or more of the provisions contained in this Pledge Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

           SECTION 22.    JURISDICTION; CONSENT TO SERVICE OF PROCESS.  (a)  The
Pledgor hereby irrevocably and unconditionally submits, for itself and its property to the fullest extent it may legally and effectively do so, to the exclusive jurisdiction of the Court, and any appellate court therefrom, in any action or proceeding arising out of or relating to this Pledge Agreement, the Stipulation or the other documents contemplated thereunder, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such court. The Pledgor hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          (b) The Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Pledge Agreement or the Stipulation or the other documents contemplated thereunder in the Court. The Pledgor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

           (c) The Pledgor irrevocably consents to service of process in the manner provided for notices in Section 17 hereof. Nothing in this Pledge Agreement will affect the right of any party to this Pledge Agreement to service process in any other manner permitted by law.

           SECTION 24. GOVERNING DOCUMENTS. In the event of a conflict between the provisions of this Pledge Agreement and the provisions of the Stipulation, such conflict shall be governed by the terms of the Stipulation.

           SECTION 25. HEADINGS. Section headings in this Pledge Agreement are included herein for the convenience of reference only and shall not constitute a part of this Pledge Agreement for any other purpose.

          IN WITNESS WHEREOF, the Pledgor, the Collateral Agent and Emerson have caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

                         FIDENAS INTERNATIONAL LIMITED, L.L.C.

                                /s/ Geoffrey P. Jurick
                         By:  Geoffrey P. Jurick
                         Title:

                         TM CAPITAL CORP.


                                 /s/ W. Gregory Robertson
                         By:  W. Gregory Robertson
                         Title:  President


           Emerson Radio Corp. acknowledges receipt of a copy of this Pledge Agreement and agrees to be bound by the provisions of Section 13 hereof.


                         EMERSON RADIO CORP.



                                /s/  Eugene I. Davis
                         By:   Eugene I. Davis
                         Title:




Each of the undersigned acknowledges receipt of a copy of this Pledge Agreement and confirms that the terms thereof are acceptable to it.


/s/ Thomas Hackett
THOMAS HACKETT, OFFICIAL LIQUIDATOR
OF FIDENAS INTERNATIONAL BANK LIMITED



  /s/ Thomas P. Ogden
     PETRA STELLING, by Thomas P. Odgen,
     Attorney-In-Fact



BARCLAYS BANK PLC


/s/ Ron Spitzer
By:  Ron Spitzer
Title:  VP

/s/ Geoffrey P. Jurick
GEOFFREY P. JURICK



ELISION INTERNATIONAL, INC.


/s/ Geoffrey P. Jurick
By:  Geoffrey P. Jurick
Title:



GSE MULTIMEDIA TECHNOLOGIES, INC.,
F/K/A GSE ELECTRONIC SYSTEMS, INC.




By:
Title: